As filed with the Securities and Exchange Commission on October 25, 2006   Registration No. 333-127995

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form SB-2

Post-effective Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFIC WEBWORKS, INC.

(Name of small business issuer in its charter)

           Nevada

7372

           87-0627910

(State of incorporation)

(Primary Standard Industrial

                     (I.R.S. Employer

Classification Code Number)

        Identification No.)

180 South 300 West, Suite 400

Salt Lake City, Utah 84101

(801) 578-9020

(Address and telephone number of registrant’s principal executive offices and principal place of business)

Kenneth W. Bell, Chief Executive Officer

180 South 300 West, Suite 400

Salt Lake City, Utah 84101

(801) 578-9020

(Name, address and telephone number of agent for service)

Copies to:

Cindy Shy, Attorney

Cindy Shy, P.C.

P.O. Box 380-236

Ivins, Utah 84738

(435) 674-1282

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [  ]

This registration statement shall hereafter become effective in accordance with the provisions of section 8(a) of the Securities Acts of 1933.

REMOVE SHARES FROM REGISTRATION

On August 31, 2005, Pacific WebWorks, Inc. filed a registration statement on Form SB-2 (Registration No. 333-127995) which originally registered 12,963,338 shares of common stock to be sold by the selling stockholders named in the registration statement.  Of the shares registered, 9,880,003 shares have been sold in the offering.

Pursuant to the undertaking contained in the registration statement, we are filing this post-effective amendment to remove from registration the 3,083,335 shares that have not been sold.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has authorized this post-effective amendment No. 1 to the registration statement to be signed on its behalf by the undersigned in the City of Salt Lake City, State of Utah, on October 25, 2006.

PACIFIC WEBWORKS, INC.

a Nevada Corporation

By:   /s/ Chrisitian R. Larsen

      Christian R. Larsen, President and Director

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: October 25, 2006

   /s/ Christian R. Larsen

Christian R. Larsen, President and  Director

Date: October 25, 2006

 /s/ Kenneth W. Bell

Kenneth W.  Bell

Chairman of the Board, Chief Executive Officer,

Principal Financial and Accounting Officer and Treasurer

Date: October 25, 2006

 /s/ R. Brett Bell

R. Brett Bell

Secretary and Controller